Exhibit 32.2
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Healthcare Trust of America, Inc., or the Company, for the quarter ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Robert A. Milligan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(i) the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Robert A. Milligan
Robert A. Milligan
Chief Financial Officer
Date: October 26, 2016

A signed original of this written statement required by Section 906 has been provided to Healthcare Trust of America, Inc. and will be retained by Healthcare Trust of America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.